EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

The undersigned, Alan Moadel, Chief Executive Officer of Med-X Systems, Inc. (the “Company”),  certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-QSB of the Company for the quarter ended September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

/s/ Alan Moadel

Chief Executive Officer, Principal Financial and Accounting Officer

November 14, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in the typed form with the electronic version of this written statement required by Section 906, has been provided to Med-X Systems, Inc. and will be retained by Med-X Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.